Exhibit 32

CERTIFICATION

The undersigned certify pursuant to 18 U.S.C. § 1350, that:

(1)	The accompanying Annual Report on Form 10-K for the period ended June 30, 2005, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the accompanying Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: September 28, 2005

/s/ Fred B. Parks
Fred B. Parks Chairman and Chief Executive Officer

/s/ Todd E. Paulson
Todd E. Paulson Vice President, Finance and Chief Financial Officer